As filed with the Securities and Exchange Commission on May 28, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE HERSHEY COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-0691590 (I.R.S. Employer Identification Number)
19 East Chocolate Avenue
Hershey, Pennsylvania 17033
(717) 534-4200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James Turoff, Esq.
The Hershey Company
19 East Chocolate Avenue
Hershey, Pennsylvania 17033
(717) 508-1231
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
With a copy to:
J. Steven Patterson, Esq.
Hunton Andrews Kurth LLP
2200 Pennsylvania Avenue, N.W.
Washington, D.C. 20037
(202) 955-1500

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)(2)	$ (1)(2)
(1)    Not applicable pursuant to Instruction II.E. to Form S-3.
(2)    An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.

PROSPECTUS
Debt Securities
____________________________________________________

We may offer and sell our debt securities (the “Debt Securities”) from time to time in amounts, at prices and on other terms to be determined at the time of offering. The Debt Securities may be issued in one or more series with the same or various maturities. The terms of the Debt Securities in respect of which this Prospectus is being delivered (the “Offered Securities”), including, where applicable, the specific designation, aggregate principal amount offered, currency or currencies in which the principal (and premium, if any) and interest are payable, denominations, maturity, interest rate (which may be fixed or variable) or method of calculating and time of payment of interest, if any, terms for redemption at our option or the option of the holder, terms for sinking fund payments, terms for any other mandatory redemption, the public offering price, the stock exchanges, if any, on which the Offered Securities may be listed and any other terms in connection with the offering and sale of the Offered Securities, will be set forth in a prospectus supplement (the “Prospectus Supplement”) to the extent those terms are not described in this Prospectus or are different from the terms described in this Prospectus. In addition, we may supplement, update or change any of the information contained in this Prospectus by incorporating information by reference in this Prospectus. You should read this Prospectus, any accompanying Prospectus Supplement and any incorporated documents carefully before you invest. Offered Securities of a series may be issuable in registered form or in the form of one or more global securities (each a “Global Security”).

We may sell the Offered Securities, on a continuous or delayed basis, through (i) underwriting syndicates represented by managing underwriters or by underwriters without a syndicate; (ii) through agents or dealers designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts will be set forth in the Prospectus Supplement or in the applicable pricing agreement. The net proceeds to us from such sale will also be set forth in the accompanying Prospectus Supplement or in the applicable pricing agreement. See “Plan of Distribution” for possible indemnification arrangements for any such underwriters and agents.
____________________________________________________

You should consider carefully the risk factors referred to on page 6 of this Prospectus and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our Debt Securities.
____________________________________________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 28, 2021.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, any accompanying Prospectus Supplement or any free writing prospectus prepared by or on behalf of us, which we refer to as a free writing prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the Debt Securities or an offer to buy or the solicitation of an offer to sell the Debt Securities in any circumstances in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information.

i

Safe Harbor Statement

We are subject to changing economic, competitive, regulatory and technological risks and uncertainties that could have a material impact on our business, financial condition or results of operations. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we note the following factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions that we have discussed directly or implied in this Prospectus. Many of these forward-looking statements can be identified by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would,” among others.

The factors that could cause our actual results to differ materially from the results projected in our forward-looking statements include, but are not limited to the following:

•Our business and financial results may be negatively impacted by the failure to successfully manage a disruption in consumer and trade patterns, as well as operational challenges associated with the actual or perceived effects of a disease outbreak, including epidemics, pandemics or similar widespread public health concerns, such as the current coronavirus disease 2019 global pandemic;

•Our Company’s reputation or brand image might be impacted as a result of issues or concerns relating to the quality and safety of our products, ingredients or packaging, human and workplace rights, and other environmental, social or governance matters, which in turn could result in litigation or otherwise negatively impact our operating results;

•Disruption to our manufacturing operations or supply chain could impair our ability to produce or deliver finished products, resulting in a negative impact on our operating results;

•We might not be able to hire, engage and retain the talented global workforce we need to drive our growth strategies;

•Increases in raw material and energy costs along with the availability of adequate supplies of raw materials could affect future financial results;

•Price increases may not be sufficient to offset cost increases and maintain profitability or may result in sales volume declines associated with pricing elasticity;

•Market demand for new and existing products could decline;

•Increased marketplace competition could hurt our business;

•Our financial results may be adversely impacted by the failure to successfully execute or integrate acquisitions, divestitures and joint ventures;

•Our international operations may not achieve projected growth objectives, which could adversely impact our overall business and results of operations;

•We may not fully realize the expected costs savings and/or operating efficiencies associated with our strategic initiatives or restructuring programs, which may have an adverse impact on our business;

•Changes in governmental laws and regulations could increase our costs and liabilities or impact demand for our products;

•Political, economic and/or financial market conditions could negatively impact our financial results;

•Disruptions, failures or security breaches of our information technology infrastructure could have a negative impact on our operations;

•Complications with the design or implementation of our new enterprise resource planning system could adversely impact our business and operations; and

•Such other matters as discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended April 4, 2021.

    Our forward-looking statements speak only as of the date of this Prospectus or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

Where You Can Find More Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file or furnish annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including us, at www.sec.gov. You may also obtain a copy of any of our SEC filings, free of charge, from the Investors section of our website at www.thehersheycompany.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this Prospectus or any Prospectus Supplement.

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to us and the Offered Securities.

Documents Incorporated by Reference

We “incorporate by reference” in this Prospectus the following documents that we have filed with the SEC (File No. 001-00183):

(a)Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 17, 2021, including the information specifically incorporated by reference in our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 7, 2021;

(b)Our Quarterly Report on Form 10-Q for the quarter ended April 4, 2021, filed on April 29, 2021; and

(c)Our Current Reports on Form 8-K, filed on February 18, 2021, February 26, 2021, May 17, 2021, May 18, 2021 and May 19, 2021.

We will not, however, incorporate by reference in this Prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A after the date of this Prospectus unless, and except to the extent, specified in such Current Reports.

All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus so long as the Registration Statement of which this Prospectus is a part remains effective. Such documents shall be deemed to be a part of this Prospectus from the date of their filing. We may file one or more Current Reports on Form 8-K specifically in connection with the Offered Securities to which the accompanying Prospectus Supplement relates in order to incorporate by reference in this Prospectus information concerning The Hershey Company, the terms and conditions of those Offered Securities or the offering of those Offered Securities to you. When we use the term “Prospectus” in this Prospectus and any Prospectus Supplement, we are referring to this Prospectus as updated and supplemented by all information incorporated by reference herein from any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K and any other documents incorporated by reference in this Prospectus as described above.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We will provide, without charge, a copy of any or all of the documents mentioned above to each person, including any beneficial owner, receiving this Prospectus who requests them in writing or by telephone. Requests for such copies should be addressed to The Hershey Company, Attn: Investor Relations Department, 19 East Chocolate Avenue, Hershey, Pennsylvania 17033-0810, Telephone: (717) 534-4200.

The Hershey Company

The Hershey Company was incorporated under the laws of the State of Delaware on October 24, 1927 as a successor to a business founded in 1894 by Milton S. Hershey.
Hershey is a global confectionery leader known for bringing goodness to the world through chocolate, sweets, mints, gum and other great tasting snacks. We are the largest producer of quality chocolate in North America, a leading snack maker in the United States and a global leader in chocolate and non-chocolate confectionery. We market, sell and distribute our products under more than 90 brand names in approximately 85 countries worldwide.

Our organizational structure is designed to ensure continued focus on North America, coupled with an emphasis on profitable growth in our focus international markets. Our business is primarily organized around geographic regions, which enables us to build processes for repeatable success in our global markets. As a result, we have defined our operating segments on a geographic basis. Our North America business, which generates approximately 91% of our consolidated revenue, is our only reportable segment. None of our other operating segments meet the quantitative thresholds to qualify as reportable segments; therefore, these operating segments are combined and disclosed as International and Other.

Our principal executive offices are located at 19 East Chocolate Avenue, Hershey, Pennsylvania 17033, and our telephone number is (717) 534-4200.

Risk Factors

An investment in our securities involves risks. You should carefully consider each of the risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 17, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and all of the other information included or incorporated by reference in this Prospectus and any Prospectus Supplement, before deciding to invest in any of our Debt Securities.

Use of Proceeds

Except as may be otherwise set forth in a Prospectus Supplement accompanying this Prospectus, the net proceeds from the sale of the Debt Securities will be added to our general funds to meet capital additions and working capital requirements, to repay debt, to fund any pension liability requirements, to fund the repurchase of shares of our common stock and/or to fund acquisitions which we may make from time to time. Pending our use, we may invest such proceeds temporarily in cash equivalents and/or short-term marketable securities.

Description of Debt Securities

The Debt Securities offered hereby will be issuable in one or more series under an indenture dated as of May 14, 2009 (the “Indenture”) between us and U.S. Bank National Association, as trustee (the “Trustee”). The following statements are subject to the detailed provisions of the Indenture, which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. Wherever references are made to particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such references.

General

The Indenture does not limit the amount of Debt Securities which may be issued thereunder. Except as described in “Covenants” below and as otherwise provided in the Prospectus Supplement relating to a particular series of Debt Securities and/or documents incorporated by reference, the Indenture does not limit the amount of other debt, secured or unsecured, which we may issue. We may issue the Debt Securities in one or more series, as we may authorize from time to time (Section 2.5).

Reference is made to the Prospectus Supplement relating to the Offered Securities and/or documents incorporated by reference for the following terms, where applicable, of the Offered Securities: (1) the designation, the aggregate principal amount and the authorized denominations of the Offered Securities; (2) the percentage of their principal amount at which the Offered Securities will be issued; (3) the currency or currencies (including composite currencies) in which the principal of and interest, if any, on the Offered Securities will be payable; (4) the date or dates on which the Offered Securities will mature; (5) the rate or rates at which the Offered Securities will bear interest, if any, or the method by which such rate or rates will be determined and the date or dates from which such interest will accrue; (6) the dates on which and places at which interest, if any, will be payable and the record dates for payment of such interest; (7) the terms of any mandatory or optional repayment or redemption (including any sinking fund); and (8) any other terms of the Offered Securities (Section 2.5). The Indenture provides that Debt Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates (Section 2.5).

The Offered Securities will be our unsecured, unsubordinated indebtedness and will rank on parity with all of our other unsecured, unsubordinated indebtedness.

Debt Securities of a series may be issued in fully registered form or in the form of one or more Global Securities and, with regard to each series of Debt Securities in respect of which this Prospectus is being delivered or made available, in the denominations set forth in the Prospectus Supplement relating to such series and/or documents incorporated by reference. With regard to each series of Debt Securities, we will maintain in the Borough of Manhattan, The City of New York and in such other place or places, if any, specified in the Prospectus Supplement relating to such series and/or documents incorporated by reference, an office or agency where the Debt Securities of such series may be transferred or exchanged and may be presented for payment of principal, premium, if any, and interest; provided that if such securities are not Global Securities, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the register for the Debt Securities (Sections 2.2 and 3.2). No service charge will be made for any transfer or exchange of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.10).

Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Such discounted Debt Securities will be treated as having been issued with original issue discount for United States federal income tax purposes pursuant to Section 1273 of the Internal Revenue Code of 1986, as amended, if the discount is in excess of a minimum threshold amount. Federal income tax consequences and other special considerations applicable to any Debt Securities with original issue discount will be described in the Prospectus Supplement relating thereto and/or documents incorporated by reference.

Definitions

“Attributable Debt” is defined, in brief, to mean, as to any lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (including in respect of contingent rents, amounts based on the amount thereof, if any, being paid on the date of determination and excluding amounts on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges), discounted from the respective due dates thereof at the weighted average of the rates of interest (and Yields to Maturity, in the case of Original Issue Discount Securities) borne by the Debt Securities then Outstanding, compounded annually (Section 1.1).

“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any portion thereof constituting Funded Debt by reason of being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our and our Domestic Subsidiaries’ most recent consolidated balance sheet, prepared in accordance with U.S. generally accepted accounting principles (Section 1.1).

“Debt” is defined to mean any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed and does not include Attributable Debt (Section 1.1).

“Domestic Subsidiary” is defined to mean a subsidiary of ours except a subsidiary (a) which neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the States of the United States, or (b) the principal purpose of which is to engage in financing our operations or the operations of our subsidiaries, or both, outside the States of the United States (Section 1.1).

“Funded Debt” is defined to mean all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower (Section 1.1).

“Government Obligations” is defined to mean either (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof (Section 13.1).

“Mortgage” is defined to mean any pledge, mortgage, lien, encumbrance or security interest (Section 1.1).

“Original Issue Discount Security” is defined to mean any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture (Section 1.1).

“Principal Domestic Operating Property” is defined, in brief, to mean any land or any facility (together with the land on which it is erected and fixtures comprising a part thereof) located in the United States used primarily for manufacturing, processing or production, owned or leased by us or any of our subsidiaries and having a gross book value in excess of 2% of Consolidated Net Tangible Assets other than any such land, facility or portion thereof which in the opinion of our Board of Directors, is not of material importance to the total business conducted by us and our subsidiaries as an entity (Section 1.1).

“subsidiary” of our company, is defined to mean a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by us and/or by one or more of our subsidiaries (Section 1.1).

Other capitalized terms used in this “Description of Debt Securities” have the meanings given them in the Indenture, unless otherwise indicated or unless the context otherwise requires.

Covenants

Limitation on Liens

If we or any Domestic Subsidiary shall incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Domestic Operating Property or on any shares of stock or Debt, held by us or any Domestic Subsidiary, of any Domestic Subsidiary, we will secure, or cause such Domestic Subsidiary to secure, the Debt Securities equally and ratably with (or prior to) such Debt, unless after giving effect thereto the aggregate amount of all such Debt so secured together with all Attributable Debt in respect of sale and leaseback transactions involving Principal Domestic Operating Properties would not exceed 15% of our and our Domestic Subsidiaries’ Consolidated Net Tangible Assets. This restriction will not apply to, and there shall be excluded in computing secured Debt for the purpose of such restriction, Debt secured by (a) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Domestic Subsidiary, (b) Mortgages in our favor or in favor of any Domestic Subsidiary, (c) Mortgages in favor of U.S. governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute, (d) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation), purchase money Mortgages and construction cost Mortgages, and (e) any extension, renewal or refunding of any Mortgage referred to in the foregoing clauses (a) through (d), inclusive (Section 3.4). The Indenture will not restrict our or our subsidiaries’ ability to incur unsecured debt.

Merger and Consolidation

The Indenture provides that no consolidation or merger of our company with or into any other corporation and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation if, as a result thereof, any Principal Domestic Operating Property or any shares of stock or Debt, held by us or any Domestic Subsidiary, of a Domestic Subsidiary would become subject to a Mortgage, unless either (i) the Debt Securities shall be equally and ratably secured with (or prior to) the Debt secured by such Mortgage or (ii) such Mortgage could be created pursuant to Section 3.4 (See “Limitation on Liens” above) without equally and ratably securing the Debt Securities (Section 9.3). In addition, as a result of the consolidation, merger or conveyance, either we shall be the continuing corporation or the successor corporation shall be a corporation organized and existing under the laws of the United States or a state thereof and the successor corporation shall expressly assume the due and punctual payment of principal of (and premium, if any) and interest on all Debt Securities and our obligations under the Indenture in a supplemental indenture satisfactory to the Trustee (Section 9.1).

Limitations on Sales and Leasebacks

Neither we nor any Domestic Subsidiary may enter into any sale and leaseback transaction involving any Principal Domestic Operating Property, completion of construction and commencement of full operation of which has occurred more than 120 days prior thereto, unless (a) we or such Domestic Subsidiary could mortgage such property pursuant to Section 3.4 (see “Limitation on Liens” above) in an amount equal to the Attributable Debt with respect to the sale and leaseback transaction without equally and ratably securing the Debt Securities or (b) we, within 120 days after completion of the sale and leaseback transaction, apply to the retirement of our Funded Debt an amount (subject to credits for certain voluntary retirements of Funded Debt) not less than the greater of (i) the net proceeds of the sale of the Principal Domestic Operating Property so leased or (ii) the fair market value of the Principal Domestic Operating Property so leased. This restriction will not apply to any sale and leaseback transaction (a) between us and a Domestic Subsidiary or between Domestic Subsidiaries or (b) involving the taking back of a lease for a period of not more than three years (Section 3.5).

Unless otherwise indicated in a Prospectus Supplement and/or documents incorporated by reference, certain of the covenants described above would not necessarily afford holders of the Debt Securities protection in the event of a highly leveraged transaction involving us, such as a leveraged buyout. In this regard, however, it should be noted that voting control of our company is held by Hershey Trust Company, as trustee for the Milton Hershey School Trust. As of March 18, 2021, Hershey Trust Company, as trustee for the Milton Hershey School Trust, had the right to cast 0.084% of all of the votes entitled to be cast on matters requiring the vote of our common stock voting separately and 80.6% of all of the votes entitled to be cast on matters requiring the vote of our common stock and Class B common stock voting together. Hershey Trust Company, as trustee for the Milton Hershey School Trust, currently has three representatives who are members of the Board of Directors of the Company. These representatives, from time to time in performing their responsibilities on the Company’s Board, may exercise influence with regard to the ongoing business decisions of our Board of Directors or management. Hershey Trust Company, as trustee for the Milton Hershey School Trust, has indicated that, in its role as controlling stockholder of the Company, it intends to retain its controlling interest in The Hershey Company, and that the Company Board, not the Hershey Trust Company board, is solely responsible and accountable for the Company’s management and performance. Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, must approve the issuance of shares of common stock or any other action that would result in Hershey Trust Company, as trustee for Milton Hershey School, or any successor trustee, or Milton Hershey School, as appropriate, not continuing to have voting control of our Company.

Events of Default, Waiver and Notice

Except as may otherwise be provided in the Prospectus Supplement and/or documents incorporated by reference, as to any series of Debt Securities, an Event of Default is defined in the Indenture as (a) default in the payment of any installment of interest, if any, on the Debt Securities of such series when due and the continuance of such default for a period of 30 days; (b) default in payment of the principal of (and premium, if any, on) any of the Debt Securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise; (c) default in the payment of a sinking fund installment, if any, on the Debt Securities of such series when due; (d) default by us in the performance of any other covenant or agreement contained in the Indenture, other than a covenant expressly included in the Indenture solely for the benefit of series of Debt Securities other than such series, and the continuance of such default for a period of 90 days after appropriate notice; (e) certain events of bankruptcy, insolvency and reorganization of our company; and (f) any other Event of Default established with respect to Debt Securities of that series (Sections 2.5 and 5.1).

An Event of Default with respect to a particular series of Debt Securities issued under the Indenture does not necessarily constitute an Event of Default with respect to any other series of Debt Securities issued thereunder.

The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to Debt Securities of any series, give all the holders of Debt Securities of such series then outstanding notice of all uncured defaults known to it (the term default to mean the events specified above, not including grace periods); provided that, except in the case of a default in the payment of principal of (and premium, if any) or interest, if any, on any Debt Security of any series, or in the payment of any sinking fund installment with respect to Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of all the holders of Debt Securities of such series then outstanding (Section 5.11).

The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of at least 25% in principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof as may be specified in the Prospectus Supplement relating to such series and/or documents incorporated by reference) of all of the Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately (Section 5.1).

Upon certain conditions such declarations of acceleration with respect to Debt Securities of any series may be annulled and past defaults (except for defaults in the payment of principal (or premium, if any) or interest, if any, on such Debt Securities not theretofore cured or in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of that series affected) may be waived with respect to such series by the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Debt Securities of such series then outstanding (Section 5.10).

The Indenture requires that we file with the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof and as to performance and fulfillment of certain covenants or agreements therein (Section 3.6).

The Indenture provides that the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the Debt Securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding or remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by the Indenture with respect to defaults or Events of Default with respect to Debt Securities of such series (Section 5.9).

The Indenture provides that the Trustee shall be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of the rights or powers vested in it by the Indenture at the direction of the holders of Debt Securities unless such holders shall have offered to the Trustee reasonable security or indemnity against expenses and liabilities (Section 6.2).

Defeasance

The Indenture provides that we may terminate our obligations under Sections 3.4, 3.5 and 9.3 of the Indenture (being the restrictions described under “Covenants-Limitation on Liens” and “Covenants-Limitations on Sales and Leasebacks” and the first sentence under “Covenants-Merger and Consolidation” above) with respect to the Debt Securities of any series, on the terms and subject to the conditions contained in the Indenture, by depositing in trust with the Trustee money or Government Obligations sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities of such series and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such deposit and termination is conditioned upon, among other things, our delivery of an opinion of counsel that the holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such deposit and termination not occurred. Such termination will not relieve us of our obligation to pay when due the principal of or interest on the Debt Securities of such series if the Debt Securities of such series are not paid from the money or Government Obligations held by the Trustee for the payment thereof (Section 13.1).

Modification of the Indenture

The Indenture contains provisions permitting us and the Trustee, with the consent of the holders of not less than a majority in principal amount (calculated as provided in the Indenture) of the outstanding Debt Securities of each series affected by such modification, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities of any series; provided that no such modification shall, without the consent of the holders of each Debt Security affected thereby, extend the maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce the portion of the principal amount of an Original Issue Discount Security due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in bankruptcy, or reduce any amount payable upon redemption of any Debt Security, or reduce the overdue rate thereof, or impair any right of repayment at the option of the holder of any Debt Security or change the currency of payment of principal or interest on any Debt Security or reduce the percentage in principal amount of Outstanding Debt Securities of any series the consent of the holders of which is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 8.2).

The holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of such series waive, insofar as that series is concerned, our compliance with certain restrictive provisions (Limitation on Liens and Limitations on Sales and Leasebacks) of the Indenture (Section 3.9).

The Indenture also permits us and the Trustee to amend the Indenture in certain circumstances without the consent of the holders of any Debt Securities to evidence the merger of our company or the replacement of the Trustee and for certain other purposes (Section 8.1).

Plan of Distribution

We may sell Debt Securities to or through underwriters or dealers and also may sell Debt Securities directly to one or more other purchasers or through agents. The Prospectus Supplement and/or documents incorporated by reference will set forth the names of any underwriters or agents involved in the sale of the Offered Securities and any applicable commission or discounts.

The distribution of Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Each series of Debt Securities will be a new issue with no established trading market. We may elect to list any series of Debt Securities on an exchange, but we will not be obligated to do so. It is possible that one or more underwriters may make a market in a series of Debt Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance as to the liquidity of the trading market for Debt Securities.

If Debt Securities are sold by means of an underwritten offering, we anticipate such sale will be pursuant to the form of Underwriting Agreement (the “Form Underwriting Agreement”) and the form of Pricing Agreement (“Form Pricing Agreement”), filed as Exhibits 1.1 and 1.2, respectively to the Registration Statement of which this Prospectus forms a part. Under the Form Pricing Agreement, each underwriter agrees, severally and not jointly, to purchase its allocated amount of Debt Securities. The Form Underwriting Agreement provides that the obligations of the underwriters to purchase Debt Securities are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are committed to take and pay for all Debt Securities to be offered, if any are taken. In the event of a default by any underwriter, the Form Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the Form Underwriting Agreement may be terminated.

In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described in the Prospectus Supplement and/or documents incorporated by reference.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Under agreements which we may enter into, we may be required to indemnify the underwriters and agents who participate in the distribution of Debt Securities against certain liabilities, including liabilities under the Securities Act, or contribute to payments that they may be required to make in respect of any such liabilities. The Form Underwriting Agreement provides for such an indemnity in favor of the underwriters.

If so indicated in the Prospectus Supplement and/or documents incorporated by reference, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Legal Matters

The validity of, and certain other legal matters with respect to, the Offered Securities will be passed upon for us by Hunton Andrews Kurth LLP, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

Experts

The consolidated financial statements and schedule of The Hershey Company appearing in The Hershey Company’s Annual Report (Form 10-K) for the year ended December 31, 2020 and the effectiveness of The Hershey Company’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table lists the expenses expected to be incurred in connection with the preparation and filing of the registration statement, including amendments thereto, and the printing and distribution of the prospectus contained therein, all of which will be paid by the registrant.

Securities and Exchange Commission registration fee	(1)
Printing and duplicating expenses	(2)
Rating agency fees	(2)
Trustee fees and expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Total	(2)

(1)    Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time. As of the date of this registration statement, the Section 6(b) fee rate applicable to the registration of securities is $109.10 per million.
(2)    These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

The Sixth Article of the registrant’s Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article VI of the By-Laws of the registrant provides that the registrant shall indemnify, in the manner and to the fullest extent permitted by the DGCL, any person who is, was or is threatened to be made a defending party to any proceeding (including any pending or threatened civil or criminal action, suit, arbitration, alternate dispute resolution mechanism, investigation or administrative hearing) by reason of the fact that such person is or was (i) a director or officer of the registrant or its subsidiaries, or (ii) a director, officer or employee of the registrant and is or was serving, at the request of the registrant, as a director, officer, employee, agent or fiduciary for another enterprise. The registrant will pay in advance of final disposition all expenses incurred by a director or officer in defending a proceeding which is subject to indemnification. The registrant has the burden of proving that a director or officer was not entitled to indemnification.

The registrant’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 16.    EXHIBITS.

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description of Exhibits
1.1	Form of Underwriting Agreement for Debt Securities(1)
1.2	Form of Pricing Agreement (included as part of Exhibit 1.1)
4.1
Indenture between The Hershey Company and U.S. Bank National Association, as Trustee, dated as of May 14, 2009 (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-3 of The Hershey Company (File No. 333-159246), filed on May 14, 2009)

4.2	Form of Debt Security (included as part of Exhibit 4.1)
5.1	Opinion of Hunton Andrews Kurth LLP(1)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm(1)
23.2	Consent of Hunton Andrews Kurth LLP (included as part of Exhibit 5.1)
24.1	Powers of Attorney (included on signature pages to this Registration Statement)
25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association as Trustee for Indenture under the Trust Indenture Act of 1939(1)

(1)    Filed herewith.

ITEM 17.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Derry, Commonwealth of Pennsylvania, on May 28, 2021.

THE HERSHEY COMPANY

By:	/s/ STEVEN E. VOSKUIL
	Name:	Steven E. Voskuil
	Title:	Senior Vice President, Chief Financial Officer

S-1

SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven E. Voskuil, James Turoff and Bjork Hupfeld, or any of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(e) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHELE G. BUCK	Chairman of the Board, President and Chief Executive Officer	May 28, 2021
Michele G. Buck	(Principal Executive Officer)

/s/ STEVEN E. VOSKUIL	Senior Vice President, Chief Financial Officer	May 28, 2021
Steven E. Voskuil	(Principal Financial Officer)

/s/ JENNIFER L. MCCALMAN	Vice President, Chief Accounting Officer	May 28, 2021
Jennifer L. McCalman	(Principal Accounting Officer)

/s/ ANTHONY J. PALMER	Lead Independent Director	May 28, 2021
Anthony J. Palmer

/s/ PAMELA M. ARWAY	Director	May 28, 2021
Pamela M. Arway

/s/ JAMES W. BROWN	Director	May 28, 2021
James W. Brown

/s/ VICTOR L. CRAWFORD	Director	May 28, 2021
Victor L. Crawford

/s/ ROBERT M. DUTKOWSKY	Director	May 28, 2021
Robert M. Dutkowsky

/s/ MARY KAY HABEN	Director	May 28, 2021
Mary Kay Haben

/s/ JAMES C. KATZMAN	Director	May 28, 2021
James C. Katzman

/s/ M. DIANE KOKEN	Director	May 28, 2021
M. Diane Koken

/s/ ROBERT M. MALCOLM	Director	May 28, 2021
Robert M. Malcolm

/s/ JUAN R. PEREZ	Director	May 28, 2021
Juan R. Perez

/s/ WENDY L. SCHOPPERT	Director	May 28, 2021
Wendy L. Schoppert
S-2